Exhibit 1.1

SOLTA MEDICAL, INC.

5,700,000 Shares of Common Stock

(Plus an Option to Purchase up to 855,000 Shares to Cover Over-allotments)

UNDERWRITING AGREEMENT

August 2, 2012

CANACCORD GENUITY INC.

As Representative of the several

    Underwriters named in Schedule III hereto

c/o Canaccord Genuity Inc.

    99 High Street, 12th Floor

    Boston, Massachusetts 02110

Ladies and Gentlemen:

Solta Medical, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to issue and sell to you and each of the other Underwriters named in Schedule III hereto (collectively, the “Underwriters”), for whom you are acting as representative (the “Representative”), an aggregate of 5,700,000 authorized but unissued shares (the “Underwritten Shares”) of Common Stock, par value $0.001 per share, of the Company (the “Common Stock”). The Company has granted the Underwriters the option to purchase an aggregate of up to 855,000 additional shares (the “Additional Shares”) of Common Stock as may be necessary to cover over-allotments made in connection with the offering of the Underwritten Shares. The Underwritten Shares and the Additional Shares are collectively referred to as the “Shares.”

The Company and the Underwriters hereby confirm their agreement as follows:

1. Registration Statement and Prospectus. The Company has prepared and filed with the United States Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (File No. 333-181074) under the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations of the Commission thereunder (the “Rules and Regulations”), including the base prospectus relating to the registration of certain securities described therein, and such amendments to such registration statement (including any post-effective amendments) as may have been required to the date of this Agreement, and the Company will file such amendments thereto as may be required. Such registration statement, at any given time, including the amendments thereto (including any post-effective amendments thereto) to such time, the exhibits and any schedules thereto at such time and the documents and information otherwise deemed to be a part thereof or included therein by Rule 430B under the Securities Act or otherwise pursuant to the Rules and Regulations at such time, is herein referred to as the “Registration Statement.” The Registration Statement has been declared effective by the Commission under the Securities Act. The base prospectus contained in the Registration

Statement, as of the date it was so declared effective, or in the form it was most recently filed with the Commission on or prior to the date of this Agreement, is referred to as the “Base Prospectus.” If the Company has filed or files an abbreviated registration statement to register additional securities pursuant to Rule 462(b) under the Securities Act (the “462(b) Registration Statement”), then any reference herein to the term Registration Statement shall also be deemed to include such 462(b) Registration Statement. No stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or threatened by the Commission.

The Company is filing a final prospectus supplement to the Base Prospectus relating to the Shares with the Commission pursuant to Rules 424(b) and 430B of the Rules and Regulations in the form heretofore delivered to the Underwriters. The Base Prospectus, as supplemented by such prospectus supplement, in the form in which it was first filed with the Commission pursuant to Rule 424(b) under the Securities Act, is referred to herein as the “Final Prospectus.” The Final Prospectus, or any preliminary prospectus supplement or prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations, including the Base Prospectus, is hereafter called a “Prospectus.” Any reference herein to the Registration Statement or any Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act that were filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on or before the initial effective date of such Registration Statement or the date of such Prospectus, as the case may be.

For purposes of this Agreement, all references to the Registration Statement or any Prospectus, or any amendment or supplement thereto, shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”). All references in this Agreement to financial statements and schedules and other information that is “described,” “contained,” “included” or “stated” in the Registration Statement or any Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements, pro forma financial information and schedules and other information that is incorporated by reference in or otherwise deemed by the Rules and Regulations to be a part of or included in the Registration Statement or any Prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement or any Prospectus shall be deemed to mean and include the subsequent filing of any document under the Exchange Act that is deemed to be incorporated therein by reference or otherwise deemed by the Rules and Regulations to be a part thereof.

2. Representations and Warranties of the Company Regarding the Offering.

(a) The Company represents and warrants to, and agrees with, the Underwriters, as of the date hereof and as of each Closing Date (as defined in Section 4(c) hereof), except as otherwise specified, as follows:

(i) At each time of effectiveness, at the date hereof and at each Closing Date, the Registration Statement and any post-effective amendment thereto complied or will comply (as applicable) in all material respects with the requirements of the Securities Act and the Rules and Regulations and did not and

will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Time of Sale Disclosure Package (as defined in Section 2(a)(iii)(1) hereof), as of the date hereof and at each Closing Date, and the Final Prospectus, as amended or supplemented, at the time of filing pursuant to Rule 424(b) of the Rules and Regulations and at each Closing Date, did not and will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The representations and warranties set forth in the two immediately preceding sentences shall not apply to statements in or omissions from the Registration Statement or any Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use in the preparation thereof. The Registration Statement (including each document incorporated by reference therein) contains all exhibits and schedules required to be filed by the Securities Act or the Rules and Regulations. No order preventing or suspending the effectiveness or use of the Registration Statement or any Prospectus has been issued by the Commission and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened. The Company has complied with all requests of the Commission for additional or supplemental information.

(ii) The documents incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and any Prospectus, when they became or become effective or were or will be filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and were filed on a timely basis with the Commission. Any further documents so filed and incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus, when such documents are filed with the Commission, will conform in all material respects to the requirements of the Exchange Act, and will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii) The Company has provided a copy to the Underwriters of each Issuer Free Writing Prospectus (as defined below) used in connection with the offering or sale of Shares. The Company has filed all Issuer Free Writing Prospectuses required to be so filed with the Commission, and no order preventing or suspending the effectiveness or use of any Issuer Free Writing Prospectus is in effect and no proceedings for such purpose have been instituted or are pending, or, to the knowledge of the Company, are contemplated or threatened. When taken together with the rest of the Time of Sale Disclosure Package or the Final Prospectus, since its first use and at all relevant times since then, no Issuer Free Writing Prospectus has, does or will include (A) any untrue statement of a material fact or omission to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (B) information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Final Prospectus. The representations and warranties set forth in the immediately preceding sentence shall not apply to statements in or omissions from the Time of Sale Disclosure Package, the Final Prospectus or any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by the Underwriters specifically for use therein. As used in this paragraph and elsewhere in this Agreement:

(1) Time of Sale Disclosure Package” means the Base Prospectus, the Prospectus most recently filed with the Commission before the time of this Agreement, including any preliminary prospectus deemed to be a part thereof, each Issuer Free Writing Prospectus and the information set forth on Schedule I hereto.

(2) “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Rules and Regulations, relating to the Shares that is required to be filed with the Commission by the Company, or is exempt from filing pursuant to Rule 433(d)(5)(i) or (d)(8) of the Rules and Regulations because it contains a description of the Shares that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the Rules and Regulations.

At the time of filing of the Registration Statement and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 of the Rules and Regulations or an “excluded issuer” as defined in Rule 164 of the Rules and Regulations.

Each Issuer Free Writing Prospectus satisfied, as of its issue date and at all subsequent times through the Prospectus Delivery Period (as defined in Section 5(a) hereof), all other conditions as may be applicable to its use as set forth in Rules 164 and 433 of the Rules and Regulations, including any legend, record-keeping or other requirements.

(iv) The financial statements of the Company, together with the related notes, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus comply in all material respects with the requirements of the Securities Act and the Exchange Act and fairly present the financial condition of the Company as of the dates indicated and the results of operations and changes in cash flows for the periods therein specified in conformity with generally accepted accounting principles in the United States of America (“GAAP”) consistently applied throughout the periods involved; and the supporting schedules included or incorporated in the Registration Statement present fairly the information required to be stated therein. The financial information set forth in the Time of Sale Disclosure Package and in the Final Prospectus under “Selected Consolidated Financial Data” presents fairly, on the basis set forth in the Time of Sale Disclosure Package and Final Prospectus, the

information set forth therein as of the respective dates and for the respective periods set forth therein. Each of Deloitte & Touche LLP and Ernst & Young LLP, which has expressed its opinion with respect to certain of the financial statements and schedules filed as a part of or incorporated by reference in the Registration Statement and included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, is an independent registered public accounting firm with respect to the Company or Medicis Technologies Corporation, as applicable, within the meaning of the Securities Act and the Rules and Regulations and such accountants are not in violation of the auditor independence requirements of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”). In addition, the pro forma financial statements of the Company and the related notes thereto incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

(v) The Company had a reasonable basis for, and made in good faith, each “forward-looking statement” (within the meaning of Section 27A of the Securities Act or Section 21E of the Exchange Act) contained or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus.

(vi) All statistical or market-related data, including, without limitation, any industry or market information or forecasts, included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package or the Final Prospectus are based on or derived from industry publications or other sources that the Company reasonably believes to be reliable and accurate, and the Company has obtained the written consent to the use of such data from such sources, to the extent required, and no such sources are or were at any time under the Company’s control.

(vii) The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is included or approved for inclusion on the Nasdaq Global Market. There is no action pending to delist the Common Stock from the Nasdaq Global Market, nor has the Company received any notification that the Nasdaq Global Market is contemplating terminating such listing. When issued, the Shares will be listed on the Nasdaq Global Market.

(viii) The Company has not taken, directly or indirectly, any action that is designed to or that has constituted or that would reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(ix) The Company is not and, after giving effect to the offering and sale of the Shares, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(x) The Company was at the time of filing the Registration Statement, and at the date hereof, remains eligible to use Form S-3 under the Securities Act for the offering of the Shares. The conditions for use of Form S-3 set forth in the General Instructions thereto have been satisfied in connection with the Registration Statement and sale of the Shares thereunder. To enable the Underwriters to rely on Rule 5110(b)(7)(C)(i) of the Rules of the Financial Industry Regulatory Authority (“FINRA”), the Company represents that, as of the date of this Agreement, the conditions for use of Form S-3 set forth in the General Instructions thereto as in effect prior to October 21, 1992 have been satisfied in connection with the Registration Statement.

(b) Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

3. Representations and Warranties Regarding the Company.

(a) The Company represents and warrants to and agrees with the Underwriters as follows:

(i) The Company and its subsidiaries have each been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their business requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the business in which they are engaged, as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries, taken as a whole, or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”).

(ii) The Company has full right, power and authority to enter into this Agreement and to authorize, issue and sell the Shares as contemplated by this Agreement. This Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid, legal and binding obligation of the Company, enforceable in accordance with its terms, subject to (A) applicable bankruptcy, insolvency, fraudulent transfer, moratorium, reorganization or other similar laws of general application relating to or affecting the enforcement of creditors’ rights generally, (B) general principles of equity and (C) with respect to the enforcement of any rights to indemnity and contribution.

(iii) Neither the Company nor any of its subsidiaries is (A) in violation of its charter or by-laws or similar organizational documents; (B) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (C) in violation of any law or statute or any judgment, order, rule or regulation of any Governmental Authority.

(iv) The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares by the Company and the consummation by the Company of the transactions contemplated by this Agreement will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (C) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority (each, a “Governmental Authority”), except in the case of (C) for any such default or violation as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(v) No consent, approval, authorization, order, license, registration or qualification of or with any Governmental Authority is required for the execution, delivery and performance by the Company of this Agreement, the issuance or sale of the Shares or the consummation of the transactions contemplated by this Agreement, except for the registration of the Shares under the Securities Act, such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters and any such consents, approvals, authorizations, registrations or qualifications as may be required under the rules of FINRA.

(vi) The Company has an authorized capitalization as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights (except as described in the Registration Statement, Time of Sale Disclosure Package and the Prospectus); except as described in or expressly contemplated by the Time of Sale Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus; and the issuance of the Shares is not subject to any pre-emptive or similar rights.

(vii) Each of the Company and its subsidiaries has filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof. Each of the Company and its subsidiaries has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective subsidiary, and there is no material tax deficiency that has been, or would reasonably be expected to be, asserted against the Company or any of its properties or assets. The provisions for taxes payable, if any, shown on the financial statements filed with or incorporated into the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as set forth in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, (i) no material issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its subsidiaries and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from or on behalf of the Company or any of its subsidiaries. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax, or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements, and other documents required to be filed in respect to taxes.

(viii) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, (A) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in, the Registration Statement, the Time of Sale Disclosure Package and the Prospectus), the short-term debt or long-term debt of the Company or any of its subsidiaries or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any Material Adverse Effect, or any development involving a prospective Material Adverse Effect; (B) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (C) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries, taken as a whole, and that is (1) from fire, explosion, flood or other calamity, whether or not covered by insurance, (2) from warranty, product liability or clinical trial liability claims, whether or not covered by insurance or (3) from any labor disturbance or dispute or any action, order or decree of any Governmental Authority, except in each case as otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(ix) Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is a party or to which any property of the Company or any of its subsidiaries is the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (A) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus as required and (B) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus.

(x)(A) The Company and each of its subsidiaries possess, and are in compliance with, all licenses, permits, easements, consents, certificates, orders and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their business as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus; (B) except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received written or, to the knowledge of the Company, other notice of any revocation or modification of any such license, permit, easement, consent, certificate, order or other authorization; and (C) neither the Company nor any of its subsidiaries has any reason to believe that any such license, permit, easement, consent, certificate, order or other authorization will not be renewed in the ordinary course except in the case of any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xi) Except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, the Company and its subsidiaries (A) are and at all times have been in compliance with all statutes, rules, regulations or guidances applicable to the Company and its subsidiaries, including, without limitation, all statutes, rules, regulations or guidances relating to the ownership, testing, development, manufacture, packaging, processing, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by the Company or its subsidiaries or to billing, kickbacks, referral relationships or arrangements, ethics, claims processing, claims submission and privacy and security of health information (“Applicable Laws”); (B) have not received any notice of adverse finding, warning letter, untitled letter or other correspondence or notice from the U.S. Food and Drug Administration (the “FDA”) or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”); (C) have not received notice that any Governmental Authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and the Company has no knowledge that any such Governmental Authority is considering such action; and (D) have filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), except in the case of any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xii) The clinical trials conducted by or on behalf of or sponsored by the Company or any of its subsidiaries or in which the Company or any of its subsidiaries or their product candidates have participated have been and, if still pending, are being conducted in all material respects in accordance with medical and scientific research procedures that the Company reasonably believes are appropriate. Neither the Company nor any of its subsidiaries has received any notices or other correspondence from the FDA or any other Governmental Authority requiring the termination or suspension of any clinical trials.

(xiii) The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the business of the Company and its subsidiaries as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, free and clear of all liens, encumbrances, claims and defects and imperfections of title other than those that (A) do not materially interfere with the use made and proposed to be made of such property by the Company or (B) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(xiv) The Company and each of its subsidiaries own or possess or have the valid right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other rights necessary for the conduct of the business of the Company and its subsidiaries as currently carried on and as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus; except as stated in the Registration Statement, in the Time of Sale Disclosure Package or in the Final Prospectus, to the knowledge of the Company, no name that the Company or any of its subsidiaries uses and no other aspect of the business of the Company or any of its subsidiaries will involve or give rise to any infringement of, or license or similar fees for, any patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets or other similar rights of others material to the business or prospects of the Company, and neither the Company nor any of its subsidiaries has received any written notice alleging any such infringement or fee.

(xv) The Company or its subsidiaries are the exclusive owners of the entire right, title and interest in and to the intellectual property owned by the Company or any of its subsidiaries and material to their business (the “Owned Intellectual Property”), and have a valid license to use the intellectual property that is licensed or sublicensed to the Company or any of its subsidiaries and material to their business (the “Licensed Intellectual Property”). The Company or its subsidiaries are entitled to use all Owned Intellectual Property and Licensed Intellectual Property in the continued operation of their business without limitation, subject only to the terms of the licenses relating to the Licensed Intellectual Property. The Owned Intellectual Property and, to the Company’s knowledge, the Licensed Intellectual Property have not been adjudged invalid or unenforceable in whole or in part, and are valid and enforceable. The expiration of any patents, patent rights, trademarks, service marks, trade names or copyrights would not result in a Material Adverse Effect that is not otherwise disclosed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus.

To the Company’s knowledge, the conduct of the Company’s and its subsidiaries’ business as currently conducted or proposed to be conducted does not infringe or misappropriate the intellectual property of any third party. No actions or proceedings alleging any of the foregoing are pending, and no claim has been threatened or asserted against the Company or any of its subsidiaries alleging any of the foregoing. To the Company’s knowledge, no person has engaged, or is engaging, in any activity that infringes the Owned Intellectual Property and that would result in a Material Adverse Effect.

No Owned Intellectual Property is subject to any outstanding decree, order, injunction, judgment or ruling restricting the Owned Intellectual Property or that would impair the validity or enforceability of the Owned Intellectual Property.

(xvi)(A) The Company and its subsidiaries (1) are, and at all prior times were, in compliance in all material respects with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees, orders and the common law relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (2) have received and are in compliance with all material permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their business, (3) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (4) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (5) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law; (B) there are no material costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries; and (C) except as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus, (1) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, (2) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that could reasonably be expected to have a Material Adverse Effect, and (3) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(xvii) There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or could reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that could reasonably be expected to result in any material liability under any Environmental Law. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine or drilling mud, regulated or that can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into from or through any building or structure.

(xviii)(A) Except in each case as would not reasonably be expected to have a Material Adverse Effect, each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in material liability to the Company or its subsidiaries; (B) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a material liability to the Company or its subsidiaries; (C) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of

ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period); (D) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (E) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in material liability to the Company or its subsidiaries; (F) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation, in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA); and (G) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in material liability to the Company. None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or other person authorized to act on behalf of the Company or its subsidiaries has (1) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (2) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (3) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (4) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(xix) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xx) None of the Company, its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxi) The Company has insurance covering its and its subsidiaries’ properties, operations, personnel and business, as well as insurance covering the Company and its subsidiaries for product liability and clinical trial liability claims, in amounts and against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries and their business; and neither the Company nor any of its subsidiaries has (A) received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (B) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(xxii) No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except such as would not reasonably be expected to have a Material Adverse Effect.

(xxiii) No customer of the Company has notified the Company that it intends to discontinue or decrease the rate of business done with the Company, except where such decrease is not reasonably likely to result in a Material Adverse Effect.

(xxiv) The Company has not made any direct or indirect payments (in cash, securities or otherwise) to (A) any person, as a finder’s fee, investing fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who provided capital to the Company, (B) any FINRA member or (C) any person or entity that has any direct or indirect affiliation or association with any FINRA member within the 12-month period prior to the date on which the Registration Statement was filed with the Commission (“Filing Date”) or thereafter, except as contemplated by this Agreement.

(xxv) To the Company’s knowledge, no (A) officer or director of the Company or its subsidiaries or (B) owner of any amount of the Company’s unregistered securities acquired within the 180-day period prior to the Filing Date, has any direct or indirect affiliation or association with any FINRA member participating in the offering. The Company will advise the Underwriters and their counsel if it becomes aware that any officer, director or 5% or more stockholder of the Company or its subsidiaries is or becomes an affiliate or associated person of a FINRA member participating in the offering.

(xxvi) Other than the Underwriters, no person has the right to act as an underwriter or as a financial advisor to the Company in connection with the transactions contemplated hereby.

(xxvii) The Company and each of its subsidiaries maintains systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) under the Exchange Act) that comply in all material respects with the requirements of the Exchange Act and have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, policies and procedures that (A) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (B) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (C) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of the Company’s assets that could have a material effect on the financial statements. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (Y) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (Z) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(xxviii) The Company and its consolidated subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a-15(e) under the Exchange Act) that complies with the requirements of the Exchange Act and that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and regulations and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. The Company and its subsidiaries have carried out evaluations of the effectiveness of their disclosure controls and procedures as required by Rule 13a-15 under the Exchange Act for all fiscal periods of the Company ending on or after December 31, 2011.

(xxix) No subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(xxx) The Company has no subsidiaries (as defined under the Securities Act) not listed in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus other than any subsidiaries not so required to be so listed under the Rules and Regulations. Other than as described in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, the Company, directly or indirectly, owns no capital stock or other equity or ownership or proprietary interest in any corporation, partnership, association, trust or other entity.

(xxxi) No relationship, direct or indirect, exists between or among the Company or its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Time of Sale Disclosure Package.

(xxxii) The Company has not distributed and will not distribute any prospectus or other offering material in connection with the offering and sale of the Securities other than the Time of Sale Disclosure Package or the Final Prospectus or other materials permitted by the Securities Act to be distributed by the Company; provided, however, that the Company has not made and will not make any offer relating to the Securities that would constitute a “free writing prospectus” as defined in Rule 405 of the Rules and Regulations, except in accordance with the provisions of Section 5(h) hereof.

(xxxiii) No person has the right to require the Company or its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission or the issuance and sale of the Shares by the Company.

(xxxiv) The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Time of Sale Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(b) Any certificate signed by any officer of the Company and delivered to the Underwriters or counsel for the Underwriters shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

4. Purchase, Sale and Delivery of Shares.

(a) On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company hereby agrees to issue and sell to the several Underwriters, and the Underwriters, severally and not jointly, agree to purchase, the Underwritten Shares. The purchase price for each Underwritten Share shall be $2.491 per share (the “Per Share Price”).

(b) The Company hereby grants to the Underwriters the option to purchase some or all of the Additional Shares and, upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Underwriters shall have the right to purchase all or any portion of the Additional Shares at the Per Share Price as may be necessary to cover over-allotments made in connection with the transactions contemplated hereby. This option may be exercised by the Underwriters at any time on or before 11:59 Eastern Time on the 30th day following the date hereof, by written notice to the Company (the “Option Notice”). The Option Notice shall set forth the aggregate number of the Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Closing Date (as defined below) not earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised unless the Company and the Underwriters otherwise agree.

Payment of the purchase price for and delivery of the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Underwritten Shares as set forth in subparagraph (c) below.

(c) The Underwritten Shares will be delivered by the Company to the Underwriters against payment of the purchase price therefor by wire transfer of immediately available funds payable to the order of the Company at the offices of Fenwick & West, LLP, 801 California Street, Mountain View, California, or such other location as may be mutually acceptable, at 10:00 a.m. Eastern Time, on August 7, 2012, or at such other time and date as the Underwriters and the Company determine pursuant to Rule 15c6-1(a) under the Exchange Act. The Additional Shares will be delivered by the Company to the Underwriters against payment for the purchase price therefor by wire transfer of immediately available funds payable to the order of the Company, at such date and time set forth in the Option Notice. The time and date of delivery of the

Underwritten Shares or the Additional Shares, as applicable, is referred to herein as the “Closing Date.” Delivery of the Underwritten Shares and the Additional Shares will be made by credit through full fast transfer to the account at The Depository Trust Company designated by the Underwriters.

5. Covenants. The Company covenants and agrees with the Underwriters as follows:

(a) During the period beginning on the date hereof and ending on the later of the Closing Date or such date as determined by the Underwriters that a Prospectus is no longer required by law to be delivered in connection with sales by an underwriter or dealer (the “Prospectus Delivery Period”), prior to amending or supplementing the Registration Statement, including any Rule 462 Registration Statement, the Time of Sale Disclosure Package or any Prospectus, the Company shall furnish to the Representative for review and comment a copy of each such proposed amendment or supplement, and the Company shall not file any such proposed amendment or supplement to which the Representative reasonably objects.

(b) From the date of this Agreement until the end of the Prospectus Delivery Period, the Company shall promptly advise the Underwriters in writing (i) of the receipt of any comments of, or requests for additional or supplemental information from, the Commission, (ii) of the time and date of any filing of any post-effective amendment to the Registration Statement or any amendment or supplement to the Time of Sale Disclosure Package, any Prospectus or any Issuer Free Writing Prospectus, (iii) of the time and date that any post-effective amendment to the Registration Statement becomes effective and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending its use or the use of the Time of Sale Disclosure Package, any Prospectus or any Issuer Free Writing Prospectus, or of any proceedings to remove, suspend or terminate from listing or quotation the Common Stock from any securities exchange upon which it is listed for trading or included or designated for quotation, or of the threatening or initiation of any proceedings for any of such purposes. If the Commission shall enter any such stop order at any time during the Prospectus Delivery Period, the Company will use its reasonable efforts to obtain the lifting of such order at the earliest possible moment. Additionally, the Company agrees that it shall comply with the provisions of Rules 424(b), 430A and 430B, as applicable, of the Rules and Regulations and will use its reasonable efforts to confirm that any filings made by the Company under Rule 424(b) or 433 of the Rules and Regulations were received in a timely manner by the Commission (without reliance on Rule 424(b)(8) or 164(b) of the Rules and Regulations).

(c)(i) During the Prospectus Delivery Period, the Company will comply with all requirements imposed upon it by the Securities Act, as now and hereafter amended, and by the Rules and Regulations, as from time to time in force, and by the Exchange Act, as now and hereafter amended, so far as necessary to permit the continuance of sales of or dealings in the Shares as contemplated by the provisions hereof, the Time of Sale Disclosure Package, the Registration Statement or any Prospectus. If during such period any event occurs the result of which any Prospectus (or if such Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) would include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances then existing, not misleading, or if during such period it is necessary or appropriate in the opinion of the Company or its counsel or the Representative or its counsel to amend the Registration Statement or supplement any Prospectus (or if such Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) to comply with the Securities Act or to file under the Exchange Act any document that would be deemed to be incorporated by reference in such Prospectus in order to comply with the Securities Act or the Exchange Act, the Company will promptly notify the Underwriters and will amend the Registration Statement or supplement such Prospectus (or if such Prospectus is not yet available to prospective purchasers, the Time of Sale Disclosure Package) or file such document (at the expense of the Company) so as to correct such statement or omission or effect such compliance.

(ii) If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development the result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or any Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company has promptly notified or promptly will notify the Underwriters and has promptly amended or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(d) The Company shall use reasonable efforts to qualify the Shares for sale under the securities laws of such jurisdictions as the Underwriters reasonably designate and to continue such qualifications in effect so long as required for the distribution of the Shares, except that the Company shall not be required in connection therewith to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified, to execute a general consent to service of process in any state or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject.

(e) The Company will furnish to the Underwriters and counsel for the Underwriters copies of the Registration Statement, each Prospectus, any Issuer Free Writing Prospectus, and all amendments and supplements to such documents, in each case as soon as available and in such quantities as the Underwriters may from time to time reasonably request.

(f) The Company will make generally available to its security holders as soon as practicable, but in any event not later than 15 months after the end of the Company’s current fiscal quarter, an earnings statement (which need not be audited) covering a 12-month period that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 of the Rules and Regulations. The parties agree that such obligation may be satisfied by filings made with the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

(g) The Company, whether or not the transactions contemplated under this Agreement are consummated or this Agreement is terminated, will pay or cause to be paid (i) all expenses (including transfer taxes allocated to the respective transferees of the Shares) incurred in connection with the delivery to the Underwriters of the Shares, (ii) all expenses and fees (including, without limitation, fees and expenses of the Company’s accountants and legal counsel) in connection with the preparation, printing, filing, delivery or shipping, as applicable, of the Registration Statement (including the financial statements therein and all amendments, schedules, and exhibits thereto), the Shares, any preliminary prospectus, the Time of Sale Disclosure Package, the Prospectus, any Issuer Free Writing Prospectus and any amendment thereof or supplement thereto, and the printing, delivery, and shipping of this Agreement and other underwriting documents, including Blue Sky Memoranda (covering the states and other applicable jurisdictions), (iii) all filing fees and fees and disbursements of the Underwriters’ counsel incurred in connection with the qualification of the Shares for offering and sale by the Underwriters or by dealers under the securities or blue sky laws of the states and other jurisdictions that the Underwriters shall designate, (iv) the fees and expenses of any transfer agent or registrar, (v) the filing fees and fees and disbursements of Underwriters’ counsel incident to any required review and approval by FINRA of the terms of the sale of the Shares, (vi) listing fees, if any, (vii) the cost and expenses of the Company relating to investor presentations or any “roadshow” undertaken in connection with marketing of the Shares, (viii) all other costs and expenses of the Underwriter incident to the performance of its obligations hereunder not otherwise specifically provided for herein, including the fees and expenses of the Underwriter’s legal counsel; provided, however, that such costs and expenses provided for in this subsection (viii) and subsection (v) above shall not exceed $50,000, and (ix) all other costs and expenses of the Company incident to the performance of its obligations hereunder that are not otherwise specifically provided for herein. If this Agreement is terminated by the Representative pursuant to Section 6 or 9 hereof or if the sale of the Shares provided for herein is not consummated by reason of any failure, refusal or inability on the part of the Company to perform any agreement on its part to be performed, or because any other condition of the Underwriters’ obligations hereunder required to be fulfilled by the Company is not fulfilled, the Company will reimburse the several Underwriters for all out of pocket disbursements (including but not limited to fees and disbursements of counsel, printing expenses, travel expenses, postage, facsimile and telephone charges) incurred by the Underwriters in connection with their investigation, preparing to market and marketing the Shares or in contemplation of performing their obligations hereunder. It is understood that, subject to this Section 5(g), the Underwriters will pay all of their costs and expenses, including fees and disbursements of counsel.

(h) The Company represents and agrees that, unless it obtains the prior written consent of the Representative, and each of the Underwriters represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus. Any such free writing prospectus consented to by the Company and the Representative is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied or will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record-keeping.

(i) The Company intends to apply the net proceeds from the sale of the Shares to be sold by it hereunder for the purposes set forth in the Time of Sale Disclosure Package and in the Final Prospectus.

(j) The Company has not taken and will not take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in, or that has constituted, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(k) The Company will not incur any liability for any finder’s or broker’s fee or agent’s commission in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

(l) The Company and its subsidiaries will maintain such controls and other procedures, including without limitation those applicable to the Company and required by Sections 302 and 906 of the Sarbanes-Oxley Act and the applicable regulations thereunder, that are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and regulations and forms, including without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer and its principal financial officer, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure, to ensure that material information relating to Company, including its subsidiaries, is made known to them by others within those entities.

(m) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company to register as an investment company under the Investment Company Act of 1940, as amended.

(n) The Company and its subsidiaries will substantially comply with all effective applicable provisions of the Sarbanes-Oxley Act.

(o) During the Prospectus Delivery Period, the Company will file on a timely basis with the Commission such periodic and current reports as required by the Rules and Regulations.

(p) Prior to the Closing Date, the Company will not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or its earnings, business, operations or prospects, or the offering of the Shares, without the prior written consent of the Representative, unless in the reasonable judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law, in which case the Company shall use its reasonable best efforts to allow the Representative reasonable time to comment on such release or other communication in advance of such issuance.

(q) The Company hereby agrees that, without the prior written consent of the Representative, it will not, during the period ending 90 days after the date hereof (“Lock-Up Period”), directly or indirectly, (i) offer, pledge, transfer, assign, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, lend or otherwise dispose of any shares of Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, or file, or cause to be filed, any registration statement under the Securities Act with respect to any of the foregoing (other than registration statements on Form S-4 and Form S-8) or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise. The restrictions contained in the preceding sentence shall not apply to (1) the Shares to be sold hereunder, (2) the issuance of Common Stock upon the exercise of options or warrants disclosed as outstanding in the Registration Statement (excluding exhibits thereto) or the Final Prospectus, (3) the issuance of employee stock options not exercisable during the Lock-Up Period and the grant of restricted stock awards or restricted stock units pursuant to equity incentive plans described in the Registration Statement (excluding exhibits thereto) and the Final Prospectus, or (4) the issuance of Common Stock in an aggregate amount not to exceed 5% of the Common Stock outstanding immediately following the sale of the Shares hereunder in connection with one or more acquisitions of a company or a business, asset or technology of another person, provided in that any such person so receiving Common Stock agree to sign a lock up in substantially the form attached hereto as Exhibit A.

Notwithstanding the foregoing, if (x) during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (y) prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this clause shall continue to apply until the expiration of the 18-day period beginning on the issuance of such earnings release or the occurrence of such material news or material event, as applicable, unless the Representative waives, in writing, such extension.

(r) The Company will use its best efforts, subject to notice of issuance, to have the Shares approved for listing on, and to maintain the listing of the Shares on, the Nasdaq Global Market.

(s) The Company will use its best efforts to do and perform all things required to be done or performed under this Agreement by the Company prior to the Closing Date and any Option Closing Date and to satisfy all conditions precedent to the delivery of the Shares.

6. Conditions of the Underwriters’ Obligations. The obligations of the Underwriters hereunder to purchase the Shares are subject to the accuracy, as of the date hereof and at the Closing Date and any Option Closing Date (as if made at such date), of and compliance with all representations, warranties and agreements of the Company contained herein, the performance by the Company of their respective obligations hereunder and the following additional conditions:

(a) Prior to the Closing Date or Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or shall be pending or, to the knowledge of the Company or the Underwriters, shall be contemplated by the Commission.

(b) If the Company has elected to rely upon Rule 430B of the Rules and Regulations, the information concerning the public offering price of the Shares and price-related information, and such other information omitted from any Prospectus in reliance on Rule 430B of the Rules and Regulations, shall have been filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations in the manner and within the prescribed time period (without reliance on Rule 424(b)(8) of the Rules and Regulations) and the Company will provide evidence satisfactory to the Representative of such timely filing (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rules 430B and 424(b) of the Rules and Regulations).

(c) If a Rule 462(b) Registration Statement is required, such Registration Statement shall have been transmitted to the Commission for filing and become effective within the prescribed time period and, prior to the Closing Date, the Company shall have provided evidence of such filing and effectiveness in accordance with Rule 462(b) of the Rules and Regulations.

(d) The Representative shall not have reasonably determined, and advised the Company, that the Registration Statement, the Time of Sale Disclosure Package or any Prospectus, or any amendment thereof or supplement thereto, or any Issuer Free Writing Prospectus, contains an untrue statement of fact that, in the Representative’s reasonable opinion, is material, or omits to state a fact that, in the Representative’s reasonable opinion, is material and is required to be stated therein or necessary to make the statements therein not misleading.

(e) On or after the date hereof (i) no downgrading shall have occurred in the rating accorded any of the Company’s securities by any “nationally recognized statistical organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) of the Rules and Regulations, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Company’s securities.

(f) Except as contemplated in the Time of Sale Disclosure Package and in the Final Prospectus, subsequent to the respective dates as of which information is given in the Time of Sale Disclosure Package, neither the Company nor any of its subsidiaries shall have incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions, or declared or paid any dividends or made any distribution of any kind with respect to its capital stock; and there shall not have been any change in the capital stock (other than a change in the number of outstanding shares of Common Stock due to the issuance of shares upon the exercise of outstanding options or warrants), or any material change in the short-term or long-term debt of the Company (other than any borrowings under any credit facilities described in the Time of Sale Disclosure Package and the Final Prospectus), or any issuance of options, warrants, convertible securities or other rights to purchase the capital stock of the Company or any of its subsidiaries, or any Material Adverse Effect (whether or not arising in the ordinary course of business), or any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, incurred by the Company or any subsidiary, the effect of which, in any such case described above, in the Representative’s judgment, makes it impractical or inadvisable to offer or deliver the Underwritten Shares or the Additional Shares, as applicable, on the terms and in the manner contemplated in the Time of Sale Disclosure Package, the Registration Statement and the Final Prospectus.

(g) On the Closing Date and any Option Closing Date, there shall have been furnished to the Underwriters (i) the opinion, including customary negative assurance coverage, of Fenwick & West LLP, counsel to the Company, dated the Closing Date or Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative; and (ii) the opinion of Wood Herron & Evans LLP, special patent counsel to the Company, dated the Closing Date or Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(h) On the Closing Date and any Option Closing Date, there shall have been furnished to the Underwriters the opinion, including customary negative assurance coverage, of Jones Day, counsel to the Underwriters, dated the Closing Date or Option Closing Date, as applicable, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representative.

(i) On the date hereof, the Closing Date and any Option Closing Date, the Underwriters shall have received the letters of Deloitte & Touche LLP and Ernst & Young LLP, each dated the date hereof, the Closing Date or such Option Closing date, as applicable, and addressed to the Underwriters, confirming that they are independent public accountants within the meaning of the Securities Act with respect to the applicable company that their respective letter pertains to, and are in compliance with the applicable requirements relating to the qualifications of accountants under Rule 2-01 of Regulation S-X of the Commission, and containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Disclosure Package and the Final Prospectus, and the effect of the letter so to be delivered on the Closing Date and any Option Closing Date shall be to confirm the conclusions and findings set forth in the letter delivered to the Underwriters concurrently with the execution of this Agreement.

(j) On or before the date hereof, the Representative shall have received duly executed “lock-up” agreements, substantially in the form attached as Exhibit A hereto, between the Representative and the individuals or entities listed on Schedule II.

(k) On each of the Closing Date and each Option Closing Date, there shall have been furnished to the Underwriters a certificate, dated the Closing Date or such Option Closing Date, as the case may be, and addressed to the Underwriters, signed by the chief executive officer and the chief financial officer of the Company, in their capacity as officers of the Company, to the effect that:

(i) The representations and warranties of the Company in this Agreement are true and correct, in all material respects, as if made at and as of the Closing Date or such Option Closing Date, as the case may be, and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date or such Option Closing Date, as the case may be;

(ii) No stop order or other order (A) suspending the effectiveness of the Registration Statement or any part thereof or any amendment thereof, (B) suspending the qualification of the Shares for offering or sale or (C) suspending or preventing the use of the Time of Sale Disclosure Package, any Prospectus or any Issuer Free Writing Prospectus, has been issued, and no proceeding for that purpose has been instituted or, to their knowledge, is contemplated by the Commission or any state or regulatory body; and

(iii) There has been no occurrence of any event resulting or reasonably likely to result in a Material Adverse Effect during the period from and after the date of this Agreement and prior to the Closing Date or such Option Closing Date, as the case may be.

(l) The Company shall have furnished to the Underwriters and their counsel such additional documents, certificates and evidence customary under the circumstances as the Underwriters or their counsel may have reasonably requested.

If any condition specified in this Section 6 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Date and such termination shall be without liability of any party to any other party, except that Sections 5(g), 7 and 8 hereof shall survive any such termination and remain in full force and effect.

7. Indemnification and Contribution.

(a) The Company agrees to indemnify, defend and hold harmless each Underwriter, its respective affiliates, directors and officers and employees, and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Underwriters or such person may become subject, under the Securities Act or otherwise (including in settlement of any litigation if such settlement is effected with the written consent of the Company), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be a part of the Registration Statement at the time of effectiveness and at any subsequent time pursuant to Rules 430A and 430B of the Rules and Regulations, the Time of Sale Disclosure Package or any Prospectus, or any amendment or supplement thereto (including any documents filed under the Exchange Act and deemed to be incorporated by reference into the Registration Statement or such Prospectus), or any Issuer Free Writing Prospectus, or in any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Common Stock, including any roadshow or investor presentations made to investors by the Company (whether in person or electronically), or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Time of Sale Disclosure Package or any Prospectus or Issuer Free Writing Prospectus, in light of the circumstances under which they were made) not misleading, (ii) in whole or in part, any inaccuracy in the representations and warranties of the Company contained herein, or (iii) in whole or in part, any failure of the Company to perform its obligations hereunder or under law, and will reimburse the Underwriters for any documented legal or other expenses reasonably incurred by them in connection with evaluating, investigating or defending against such loss, claim, damage, liability or action; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Time of Sale Disclosure Package or any Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use in the preparation thereof.

(b) Each Underwriter will, severally and not jointly, indemnify, defend and hold harmless the Company and its affiliates, directors, officers and employees, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any losses, claims, damages or liabilities to which the Company may become subject, under the Securities Act or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Underwriters), insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Time of Sale Disclosure Package any Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Time of Sale Disclosure Package or any Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished by the Underwriters specifically for use in the preparation thereof, and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with defending against any such loss, claim, damage, liability or action.

(c) Promptly after receipt by an indemnified party under Section 7(a) or (b) hereof of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such Section, notify the indemnifying party in writing of the commencement thereof; but the failure to notify the indemnifying party shall not relieve the indemnifying party from any liability that it may have to any indemnified party except to the extent such indemnifying party has been materially prejudiced by such failure. In case any such action shall be brought against any indemnified party, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of the indemnifying party’s election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof; provided, however, that if (i) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (ii) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (iii) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, the indemnified party shall have the right to employ a single counsel to represent it in any claim in respect of which indemnity may be sought under Section 7(a) or (b) hereof, in which event the reasonable and documented fees and expenses of such separate counsel shall be borne by the indemnifying party or parties and reimbursed to the indemnified party as incurred; it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (plus local counsel).

The indemnifying party under this Section 7 shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is a party or could be named and indemnity was or would be sought hereunder by such indemnified party, unless such settlement, compromise or consent (1) includes an unconditional release of such indemnified party from all liability for claims that are the subject matter of such action, suit or proceeding and (2) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an indemnified party under Section 7(a) or (b) hereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in Section 7(a) or (b) hereof, (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party or parties on the other from the offering and sale of the Shares or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party or parties on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties’ relevant intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the first sentence of this Section 7(d). The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 7(d) shall be deemed to include any documented legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim that is the subject of this Section 7(d). Notwithstanding the provisions of this Section 7(d), the Underwriters shall not be required to contribute any amount in excess of the amount of the Underwriters’ commissions referenced in Section 4(a) hereof actually received by the Underwriters pursuant to this Agreement. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) The indemnity and contribution provisions contained in this Section 7 shall be in addition to any liability that the Company may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to each person, if any, who controls the Underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and the obligations of the Underwriters under this Section 7 shall be in addition to any liability that the Underwriters may otherwise have and the benefits of such obligations shall extend, upon the same terms and conditions, to the Company and its officers, directors and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(f) For purposes of this Agreement, the Underwriters confirm, and the Company acknowledges, that there is no information concerning the Underwriters furnished in writing by the Underwriters specifically for preparation of or inclusion in the Registration Statement, the Time of Sale Disclosure Package, any Prospectus or any Issuer Free Writing Prospectus, other than (i) the list of the number of Underwritten Shares purchased by each Underwriter, (ii) the statements with respect to the public offering of Shares by the Underwriters set forth in the third paragraph under the heading “Underwriting” and (iii) the statements regarding the imposition of a penalty bid on the Nasdaq Global Market set forth in the eleventh paragraph under the heading “Underwriting.”

8. Representations and Agreements to Survive Delivery. All representations, warranties, covenants and agreements of the Company herein or in certificates delivered pursuant hereto, including, but not limited to, the agreements of the Underwriters and the Company contained in Sections 5(g) and 7 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriters or any controlling person thereof, or the Company, or any of its officers, directors, or controlling persons, and shall survive delivery of, and payment for, the Shares to and by the Underwriters hereunder.

9. Termination of this Agreement.

(a) In addition to the provisions of Section 6 hereof, the Representative shall have the right to terminate this Agreement by giving notice to the Company as hereinafter specified at any time at or prior to the Closing Date, if (i) trading in the Common Stock shall have been suspended by the Commission or the Nasdaq

Global Market or trading in securities generally on the Nasdaq Global Market, New York Stock Exchange or NYSE Amex shall have been suspended, (ii) minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required, on the Nasdaq Global Market, New York Stock Exchange or NYSE Amex, by such exchange or by order of the Commission or any other governmental authority having jurisdiction, (iii) a banking moratorium shall have been declared by federal or state authorities, (iv) there shall have occurred any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration by the United States of a national emergency or war, any change in financial markets, any substantial change or development involving a prospective substantial change in United States or international political, financial or economic conditions or any other calamity or crisis or (v) the Company suffers any loss by strike, fire, flood, earthquake, accident or other calamity, whether or not covered by insurance, the effect of which, in each case described in this Section 9(a), in the Representative’s judgment is material and adverse and makes it impractical or inadvisable to proceed with the completion of the sale of and payment for the Shares. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5(g) and 7 hereof shall at all times be effective and shall survive such termination.

(b) If the Representative elects to terminate this Agreement as provided in this Section 9, the Company shall be notified promptly by the Representative by facsimile, confirmed by letter.

10. Notices. Except as otherwise provided herein, all communications hereunder shall be in writing and, if to the Representative, shall be mailed, delivered or sent by facsimile to Canaccord Genuity Inc., 99 High Street, 12th Floor, Boston, Massachusetts 02110, facsimile number: (617) 371-3787, Attention: Matthew Steere, with a copy to Jones Day, 1755 Embarcadero Road, Palo Alto, California 94303, facsimile number: (650) 739-3900, Attention: Timothy R. Curry, Esq.; if to the Company, shall be mailed, delivered or sent by facsimile to it at 25881 Industrial Boulevard, Hayward, California 94545, facsimile number: (510) 786-6895, Attention: Stephen J. Fanning, President and Chief Executive Officer, with a copy to Fenwick & West LLP, Silicon Valley Center, 801 California Street, Mountain View, California 94041, facsimile number: (650) 938-5200, Attention: Daniel J. Winnike, Esq.; or in each case to such other address as the person to be notified may have requested in writing. Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and the controlling persons, officers and directors referred to in Section 7 hereof. Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable remedy or claim under or in respect of this Agreement or any provision herein contained. The term “successors and assigns” as herein used shall not include any purchaser, as such purchaser, of any of the Shares from the Underwriters.

12. Absence of Fiduciary Relationship. The Company acknowledges and agrees that: (a) the Underwriters have been retained solely to act as underwriter in connection with the sale of the Shares and that no fiduciary, advisory or agency relationship between the Company and the

Underwriters have been created in respect of any of the transactions contemplated by this Agreement, irrespective of whether the Underwriters have advised or are advising the Company on other matters; (b) the price and other terms of the Shares set forth in this Agreement were established by the Company following discussions and arms-length negotiations with the Underwriters and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (c) it has been advised that each of the Underwriters and its affiliates are engaged in a broad range of transactions that may involve interests that differ from those of the Company and that the Underwriters have no obligation to disclose such interest and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; (d) it has been advised that each Underwriter is acting, in respect of the transactions contemplated by this Agreement, solely for the benefit of such Underwriter, and not on behalf of the Company.

13. Amendments and Waivers. No supplement, modification or waiver of this Agreement shall be binding unless executed in writing by the party to be bound thereby. The failure of a party to exercise any right or remedy shall not be deemed or constitute a waiver of such right or remedy in the future. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (regardless of whether similar), nor shall any such waiver be deemed or constitute a continuing waiver unless otherwise expressly provided.

14. Partial Unenforceability. The invalidity or unenforceability of any section, paragraph, clause or provision of this Agreement shall not affect the validity or enforceability of any other section, paragraph, clause or provision.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

16. Counterparts. This Agreement may be executed in one or more counterparts and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original and all such counterparts shall together constitute one and the same instrument.

[Signature Page Follows]

Please sign and return to the Company the enclosed duplicates of this letter whereupon this letter will become a binding agreement between the Company and the Underwriters in accordance with its terms.

Very truly yours,

SOLTA MEDICAL, INC.

By:	/s/ Stephen J. Fanning

Name:	Stephen J. Fanning

Title:	President and CEO

Confirmed as of the date first above-mentioned.

CANACCORD GENUITY INC. As Representative

By:	/s/ Matthew C. Steere

Name:	Matthew C. Steere

Title:	Managing Director

[Signature Page to Underwriting Agreement]

SCHEDULE I

Time of Sale Disclosure Package

1.	Preliminary Prospectus dated August 1, 2012
2.	Price per Share	$2.65
3.	Number of Underwritten Shares Offered	5,700,000
4.	Number of the Additional Shares	855,000
5.	The delivery date for the Underwritten Shares	August 7, 2012
6.	Net proceeds to the Company (after deducting underwriting discounts and commissions and estimated offering expenses, including those referred to in Section 5(g) of this Agreement)	$13,936,700
7.	Underwriting Discounts and Commissions	$0.159 per Share

SCHEDULE II

List of Lock-Up Signatories

Directors:

Harold L. Covert

Linda Graebner

Edward W. Knowlton, M.D.

Cathy L. McCarthy

Mark M. Sieczkarek

Eric B. Stang

Executive officers:

Stephen J. Fanning

John F. Glenn

William Brodie

H. Daniel Ferrari

Kristine Foss

Douglas W. Heigel

Jeffrey C. Nardoci

Thomas J. Yorkey, Ph.D.

SCHEDULE III

Underwriter	Underwritten Shares	Additional Shares
Canaccord Genuity Inc.	4,845,000	726,750
Roth Capital Partners, LLC	855,000	128,250

Total	5,700,000	855,000